SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT


                  PURSUANT TO SECTION 13 OR 15 (d) OF THE

                      SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): July 22, 2004

                           Horizon Financial Corp.
                           -----------------------
           (Exact name of registrant as specified in its charter)


Washington                           0-27062                    91-1695422
---------------------------        -----------             -------------------
State or other jurisdiction        Commission              (I.R.S. Employer
of incorporation                   File Number             Identification No.)


1500 Cornwall Avenue, Bellingham, Washington                        98225
--------------------------------------------                      --------
(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number (including area code)  (360) 733-3050


                                Not Applicable
------------------------------------------------------------------------------
       (Former name or former address, if changed since last report)

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

     (c)  Exhibits

     99.1 Press Release of Horizon Financial Corp. dated July 22, 2004.

Item 12. Results of Operations and Financial Condition
------------------------------------------------------

     On July 22, 2004, Horizon Financial Corp. issued its earnings release for the first quarter ended June 30, 2004. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      HORIZON FINANCIAL CORP.


                                          /s/V. Lawrence Evans
DATE: July 22, 2004                   By: -------------------------
                                          V. Lawrence Evans
                                          President and Chief Executive
                                          Officer

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                                 Exhibit 99.1

           Press Release of Horizon Financial Corp. dated July 22, 2004

                                CONTACTS:  V. Lawrence Evans, Chairman & CEO
                                           Dennis Joines, President & COO
                                           Rich Jacobson, Executive VP & CFO
                                           360.733.3050

                                           The Cereghino Group
                                           CORPORATE INVESTOR RELATIONS
                                           206.762.0993
NEWS RELEASE                               www.stockvalues.com

==============================================================================

    HORIZON FINANCIAL CONTINUES TO EXPAND COMMERCIAL LENDING BUSINESS AND
    ---------------------------------------------------------------------
             BRANCH NETWORK; CREDIT QUALITY REMAINS OUTSTANDING
             --------------------------------------------------

BELLINGHAM, WA - July 22, 2004 - Horizon Financial Corp. (Nasdaq: HRZB) today reported that commercial loan production grew 39% from the first quarter of fiscal 2004, spurred by the company's expansion and long-term strategic shift. Net income for the first quarter of fiscal 2005 was basically flat from a year ago at $3.3 million, or $0.31 per diluted share.

Management will host a conference call today, July 22nd, at 1:30 pm PDT (4:30 pm EDT) to discuss the results. The live call can be accessed by dialing
(303) 262-2130. The replay, which will be available shortly after the call for three weeks, can be heard at (303) 590-3000, using access code 582408#. In addition, Horizon will host its Annual Meeting of Shareholders next week. The meeting is on July 27th at Fox Hall in Bellingham at 1:00 pm PDT (4:00 pm
EDT), and management's presentation to shareholders will be archived at www.horizonbank.com.

Commercial and commercial real estate loan originations grew 39% to $121 million, representing 68% of new loans in the first quarter of fiscal 2005, compared to $86.8 million, or 49% of total production in the year-ago quarter. Single family mortgage lending decreased by 41% to $46.3 million, representing 26% of total production in the quarter ended June 30, 2004, from $78.3 million, or 44% of new loans a year ago. Consumer loan originations decreased slightly to $10.2 million, from $12.8 million in the first fiscal quarter last year.

As a result, commercial and commercial real estate loans have grown to 70% of the portfolio, from 67% at the end of the first quarter last year. Single-family residential loans now represent 25% of total loans, down from 28% a year ago. Consumer loans increased slightly in dollars, but remain 5% of the portfolio.

"We remain focused on growing our commercial lending business, which is largely driven by relationships and variable rate pricing," stated V. Lawrence Evans, Chairman and CEO. "Conversely, mortgage lending is almost entirely fixed rate pricing, so we sell most of our production on the secondary market to mitigate our interest rate risk. While residential lending remains a key part of our business, commercial lending creates a more sustainable, long-term source of interest income."

Gross loans increased 15% to $701 million at the end of June, compared to $610 million a year prior. Total assets grew 7% to $878 million, from $823 million a year ago. Total deposits increased 6% to $680 million, compared to $644 million at the end of the first fiscal quarter last year. In the past year, demand deposits have increased by $41.2 million, while certificates of deposit decreased by $5.0 million.

"Our expansion along the I-5 corridor continues," stated Dennis Joines, President and COO. "In addition to the 16 full-service branches we currently operate between Seattle and the Canadian border, we plan to open our 17th before year-end in Marysville. We also recently purchased a former bank building in Lakewood and plan to establish an initial presence in Pierce County. The south end of the Puget Sound region should be an excellent fit for us, with a business climate similar to our current market area."

"As we continue to expand our franchise into new markets and change the mix of our loan portfolio, we will maintain our disciplined approach to underwriting," Evans added. Non-performing loans (NPLs) improved to $133,000 at quarter- end, representing 0.02% of net loans. Total non-performing assets
(NPAs) were $196,000 at June 30, 2004, or 0.02% of total assets. A year ago, NPLs equaled 0.06% of loans, and NPAs were 0.06% of assets. The reserve for loan losses was $10.5 million at the end of the first quarter, representing 1.53% of net loans.

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HRZB - First Quarter Profits
July 22, 2004
Page Two

The rise in interest rates and the slowdown in mortgage lending led to a decline in the gain on sale of loans, to $345,000, from $797,000 in the quarter ended June 30, 2003. As a result, quarterly revenues were off slightly to $10.2 million compared to $10.4 million last year.

Net interest income grew 1% in the quarter to $8.5 million, compared to $8.4 million a year ago. Interest income decreased 3% despite the increased loan portfolio, due to the lower interest rate environment. Lower rates from a year ago combined with the shift in the deposit mix led to a 10% decrease in interest expense in the quarter. The provision for loan losses dropped to $300,000, compared to $525,000 in the first quarter last year, reflecting continued excellent asset quality. Non-interest income decreased 13% to $1.8 million, from $2.0 million in the first quarter of fiscal 2004, as gain on sale of securities partially offset the decreased gain on sale of loans. Non-interest expense was up 6% to $5.2 million, from $4.9 million in the first quarter last year.

"Operating expenses increased reflecting the addition of new loan officers and support staff as we continue to grow our infrastructure," Joines said. "In the next two quarters, we will be changing out our core data service provider, making us better able to serve our commercial customers. As a result, I anticipate a rise in expenses over the next six months, but improved efficiencies once the conversion is complete. Our long-term goal of an efficiency ratio below 50% remains within reach." Horizon posted an efficiency ratio 51.0% in the first quarter, compared to 47.3% a year ago. Profitability ratios were also off slightly from a year ago, with a return on average assets of 1.51% in the quarter, compared to 1.62% a year ago, and a return on average equity of 12.1%, from 12.4% in the first quarter last year.

In the first quarter of fiscal 2005, Horizon repurchased 125,397 shares at an average price of $17.819. At June 30, 2004, book value was $10.44 per share, compared to $10.22 a year earlier, and tangible book value was $10.36, up from $10.13 a year ago.

Horizon Financial Corp. is an $878 million, state-chartered bank holding company headquartered in Bellingham, Washington. The Corporation's primary subsidiary, Horizon Bank, operates 16 full-service offices, three commercial loan centers and three real estate loan centers throughout Whatcom, Skagit and Snohomish Counties.

Safe Harbor Statement: Except for the historical information in this news release, the matters described herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially. Such risks and uncertainties include the ability to meet long-term performance goals, successfully target new commercial business and expand existing relationships, the adequacy of reserves, successfully expanding into new markets, the ability to manage expenses and the efficiency ratio, expanding or maintaining the net interest margin, the ability to grow demand deposits, interest rate risk, loan quality and the ability to recover loan losses, the local and national economic environment, and other risks and uncertainties discussed from time to time in Horizon Financial's SEC filings. These forward-looking statements speak only as of the date of this release. Horizon undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

                                    (more)

HRZB - First Quarter Profits
July 22, 2004
Page Three

CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

                                       First Quarter Ended June 30,
                                             2004        2003       Change
------------------------------------------------------------------------------
Interest income:
  Interest on loans                    $    11,065  $    11,054
  Interest and dividends on investment
    and mortgage backed securities           1,113        1,440
                                       -----------  -----------
    Total interest income                   12,178       12,494       -3%

Interest expense:
  Interest on deposits                       3,142        3,572
  Interest on borrowings                       589          564
                                       -----------  -----------
    Total interest expense                   3,731        4,136      -10%
                                       -----------  -----------
    Net interest income                      8,447        8,358        1%

  Provision for loan losses                    300          525      -43%
                                       -----------  -----------
  Net interest income after provision
    for loan losses                          8,147        7,833        4%

Non-interest income:
  Service fees                                 845          738
  Net gain/(loss) on sales of loans -
    servicing released                         335          795
  Net gain/(loss) on sales of loans -
    servicing retained                          10            2
  Net gain/(loss) on sales of investment
    securities                                 317            4
  Other                                        262          492
                                       -----------  -----------
    Total non-interest income                1,769        2,031      -13%

Non-interest expense:
  Compensation and employee benefits         3,011        2,779
  Building occupancy                           643          606
  Other expenses                             1,179        1,237
  Data processing                              192           82
  Advertising                                  189          212
                                       -----------  -----------
    Total non-interest expense               5,214        4,916        6%

Income before provision for income taxes     4,702        4,948       -5%
Provision for income taxes                   1,428        1,627      -12%
                                       -----------  -----------
Net Income                             $     3,274  $     3,321       -1%
                                       ===========  ===========

Earnings per share :
  Basic earnings per share             $      0.32  $      0.31
  Diluted EPS                          $      0.31  $      0.31

Weighted average shares outstanding:
  Basic                                 10,360,624   10,551,570
  Common stock equivalents                 164,159      218,897
                                       -----------  -----------
  Diluted                               10,524,783   10,770,467
                                       ===========  ===========

                                     (more)

HRZB - First Quarter Profits
July 22, 2004
Page Four

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                  June 30,    March 31,   June 30,   One Year
                                    2004        2004        2003      Change
------------------------------------------------------------------------------
Assets:                          (unaudited)             (unaudited)

  Cash and due from banks         $  17,888   $   18,432   $  18,001    -1%
  Interest-bearing deposits          10,421       20,767      28,328   -63%
  Investment securities - AFS        83,756       85,184      78,706     6%
  Investment securities - HTM           369          369         369     0%
  Mortgage-backed securities -
   AFS                               22,719       27,760      44,491   -49%
  Mortgage-backed securities -
   HTM                                1,398        1,544       2,306   -39%
  Federal Home Loan Bank stock        7,085        7,015       6,749     5%
  Gross loans receivable            701,043      668,348     609,559    15%
  Reserve for loan losses           (10,534)     (10,122)     (8,768)   20%
                                  ---------     ---------  ---------
  Net loans receivable              690,509      658,226     600,791    15%
  Loans held for sale                 3,278        1,334       6,405   -49%
  Accrued interest and dividends
   receivable                         3,989        4,032       4,251    -6%
  Property and equipment, net        18,785       17,194      16,760    12%
  Net deferred income tax assets      1,596          831           0    n/a
  Real estate owned                      63           63         153   -59%
  Other assets                       15,687       16,125      15,524     1%
                                  ---------     ---------  ---------
    Total assets                  $ 877,543     $ 858,876  $ 822,834     7%
                                  =========     =========  =========

Liabilities:
  Deposits                        $ 679,919     $ 670,259  $ 643,651     6%
  Other borrowed funds               79,833        67,469     53,143    50%
  Accounts payable and other
   liabilities                        5,848         8,302     12,672   -54%
  Advances by borrowers for taxes
   and insurance                        196           417        244   -20%
  Deferred compensation               1,765         1,747      1,691     4%
  Net deferred income tax
   liabilities                            0             0      1,557    n/a
  Federal income tax payable          2,403         1,375      2,333     3%
                                  ---------     ---------  ---------
    Total liabilities             $ 769,964     $ 749,569  $ 715,291     8%

Stockholders' equity:
  Serial preferred stock, $1.00
   par value; 10,000,000 shares
   authorized, none issued or
   outstanding
  Common stock, $1.00 par value;
   30,000,000 shares authorized;
   10,303,013, 10,405,331, and
   10,519,707 shares issued and
   outstanding                       10,303        10,405     10,520    -2%
  Paid-in capital                    56,336        56,894     57,305    -2%
  Retained earnings                  37,461        36,926     33,856    11%
  Accumulated other comprehensive
   income                             3,623         5,226      6,078   -40%
  Debt related to ESOP                 (144)         (144)      (216)  -33%
                                  ---------     ---------  ---------
    Total stockholders' equity      107,579       109,307    107,543     0%
                                  ---------     ---------  ---------
    Total liabilities and
     stockholders' equity         $ 877,543     $ 858,876  $ 822,834     7%
                                  =========     =========  =========

Intangible assets:
  Goodwill                        $     545     $     545  $     545     0%
  Mortgage servicing asset              280           313        483   -42%
                                  ---------     ---------  ---------
  Total Intangible assets         $     825     $     858  $   1,028   -20%
                                  =========     =========  =========

                                    (more)

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HRZB - First Quarter Profits
July 22, 2004
Page Five

CONSOLIDATED FINANCIAL RATIOS
-----------------------------
                                      Quarter Ended June 30,
(unaudited)                               2004       2003
                                         ------     ------
Return on average assets                  1.51%      1.62%
Return on average equity                 12.08%     12.43%
Efficiency ratio                         51.04%     47.32%
Net interest spread                       4.06%      4.10%
Net interest margin                       4.22%      4.30%
Equity-to-assets ratio                   12.26%     13.07%
Equity-to-deposits ratio                 15.82%     16.71%
Book value per share                   $ 10.44    $ 10.22
Tangible book value per share          $ 10.36    $ 10.13

ALLOWANCE FOR LOAN LOSSES
-------------------------
                                      Quarter Ended June 30,
(unaudited)                               2004       2003
                                         ------     ------
Balance at beginning of period         $ 10,122   $ 8,506
Provision for loan losses              $    300   $   525
Charge offs (net of recoveries)        $    112   $  (263)
                                       --------   -------
Balance at end of period               $ 10,534   $ 8,768

NON-PERFORMING ASSETS
                                      Quarter Ended June 30,
(unaudited)                               2004       2003
                                         ------     ------
Accruing loans - 90 days past due          133        349
Non-accrual loans                            0          0
Restructured loans                           0          0
                                       -------    -------
Total non-performing loans                 133        349
Total non-performing loans/net loans      0.02%      0.06%
REO                                    $    63    $   153
                                       -------    -------
Total non-performing assets            $   196    $   502
Total non-performing assets/total
 assets                                   0.02%      0.06%

DEPOSITS            June 30, 3004     March 31, 2004       June 30, 2003
------------------------------------------------------------------------------
Demand Deposits      (unaudited)                            (unaudited)
  Savings           $  40,583     6%    $  40,527     6%    $  38,526     6%
  Checking             77,168    11%       78,697    12%       66,298    10%
  Checking - non
   interest bearing    52,406     8%       44,774     7%       35,002     6%
  Money Market        133,655    20%      131,310    19%      122,759    19%
                    -------------------------------------------------------
Subtotal              303,812    45%      295,308    44%      262,585    41%

CD's
  Under $100,000      245,100    36%      245,608    37%      252,193    39%
  $100,000 and Above  131,007    19%      129,343    19%      128,873    20%
                    -------------------------------------------------------
Total CD's            376,107    55%      374,951    56%      381,066    59%

                    -------------------------------------------------------
Total               $ 679,919   100%    $ 670,259   100%    $ 643,651   100%
                    =======================================================

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HRZB - First Quarter Profits
July 22, 2004
Page Six

AVERAGE BALANCES
                                      Quarter Ended June 30,
(unaudited)                               2004       2003
------------------------------------------------------------
Loans                                  $ 675,607   $ 591,790
Investments                              125,556     163,312
                                       ---------   ---------
  Total interest-earning assets          801,163     755,102

Deposits                                 674,058     640,068
Borrowings                                68,162      53,940
                                       ---------   ---------
  Total interest-bearing liabilities     742,220     694,008

Average assets                         $ 868,081   $ 821,353
Average Stockholders' equity           $ 108,443   $ 106,893

WEIGHTED AVERAGE INTEREST RATES:
                                      Quarter Ended June 30,
(unaudited)                               2004       2003
-----------------------------------------------------------
Yield on loans                            6.55%      7.31%
Yield on investments                      3.55%      3.54%
                                          ----       ----
  Yield on interest-earning assets        6.08%      6.49%

Cost of deposits                          1.87%      2.24%
Cost of borrowings                        3.47%      4.19%
                                          ----       ----
  Cost of interest-bearing liabilities    2.02%      2.39%

LOANS               June 30, 3004     March 31, 2004       June 30, 2003
------------------------------------------------------------------------------
1-4 Mortgage         (unaudited)                            (unaudited)
  1-4 Family         $ 172,724           $ 183,623          $ 250,998
  1-4 Family
   construction         78,075              75,942             43,817
  Participations
   sold                (63,199)            (74,279)          (109,248)
                     ---------           ---------          ---------
Subtotal               187,600             185,286            185,567

Comm construction/
 land dev               84,639              78,273             88,987
Residential Comm RE     60,620              53,136             69,954
Non Res Comm RE        265,810             257,075            199,864
Commercial loans        86,407              77,960             67,404
Home equity secured     27,799              26,297             25,451
Other consumer loans     5,662               6,330              6,439
                     ---------           ---------          ---------
Subtotal               530,937             499,071            458,099
                     ---------           ---------          ---------
Subtotal               718,537             684,357            643,666
Less:
  Deferred fees         (4,289)             (4,046)            (4,584)
  Loan loss reserve    (10,534)            (10,122)            (8,768)
  Loans in process     (13,205)            (11,963)           (29,523)
                     ---------           ---------          ---------
Total Loans
 receivable          $ 690,509           $ 658,226          $ 600,791
                     =========           =========          =========

Net Residential
 Loans                 174,006    25%      174,346    26%     166,830    28%
Net Commercial Loans    84,713    12%       76,416    12%      66,146    11%
Net Commercial RE
 Loans                 398,921    58%      375,440    57%     336,482    56%
Net Consumer Loans      32,869     5%       32,024     5%      31,333     5%
                     ------------------------------------------------------
                     $ 690,509   100%    $ 658,226   100%   $ 600,791   100%

                     ======================================================

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